UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 14, 2012

ERHC ENERGY INC.

(Exact Name of Registrant as Specified in its Charter)

Colorado	000-17325	88-0218499
State of Incorporation	Commission File Number	IRS Employer I.D. Number

5444 Westheimer Road, Suite 1440, Houston, Texas 77056
Address of principal executive offices

Registrant’s telephone number:  (713) 626-4700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On December 14, 2012, ERHC Energy Inc. (the “Company”) announced its intention to distribute, at no charge, to its stockholders of record as of 5:00pm, Central time, on December 17, 2012 non-transferable subscription rights to purchase shares of the Company’s common stock, par value $0.0001 per share, in a rights offering (the “Rights Offering”).  A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

Under the Rights Offering, the Company will offer up to 246,486,285 shares of its common stock (or roughly 33% of its shares currently outstanding), at a subscription price of $0.075 per full share.  The Company intends to issue one subscription right for every three shares of common stock held at the record date, commencing on or about December 27, 2012.  The Rights Offering will expire on January 31, 2013, unless extended by the Company’s board of directors.  (Please note that the press release incorrectly references the year 2012 – rather than 2013 – with respect to the expiration date).

The Rights Offering will be made only by means of a prospectus supplement meeting the requirements of the Securities Act of 1933, as amended, to be filed with the Securities and Exchange Commission.  This report and exhibit shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

The information contained in this Item 7.01 and Exhibit 99.1 to this report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, and shall not be incorporated by reference into any filings made by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as may be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)   Exhibit.

Exhibit	Name of Document

Exhibit 99.1	Press Release, dated December 14, 2012, announcing intention to launch, and setting record and distribution dates for, rights offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 18, 2012	ERHC ENERGY INC.

	By:	/s/ Peter C. Ntephe
Name: Peter C. Ntephe
Title: Chief Executive Officer

Exhibit Index

Exhibit	Name of Document

Exhibit 99.1	Press Release, dated December 14, 2012, announcing intention to launch, and setting record and distribution dates for, rights offering.